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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              S-O ACQUISITION CORP.

         Kenneth A. Darienzo and Bruce D. Nye do hereby certify that:

         1. They are the Chief Executive Officer and Secretary, respectively, of S-O Acquisition Corp., a Delaware corporation (the "Corporation").

         2. The original Certificate of Incorporation of the Corporation (the "Original Certificate") was filed with the Secretary of State of Delaware on July 11, 1996. On November 15, 1996, the Corporation filed a Restated Certificate of Incorporation (the "Certificate of Incorporation") to amend and restate the Original Certificate.

         3. On August 20, 1997, the Corporation's Board of Directors adopted resolutions setting forth proposed amendments to the Certificate of Incorporation and declaring such amendments to be advisable. The resolutions setting forth the proposed amendments are set forth in full as follows:

                  NOW, THEREFORE, BE IT RESOLVED, that Section 1 of this Corporation's Certificate of Incorporation be amended in its entirety to read in full as follows:

                           "1.  The name of this Corporation is Steri-Oss, Inc."

                  RESOLVED FURTHER, that the first paragraph of Section 4 of this Corporation's Certificate of Incorporation be deleted in its entirety and replaced with the following:

                           "The total number of shares of capital stock which
                  the Corporation shall have authority to issue is (i) 35,000,000 shares of Common Stock with a par value of $.0001 per share (the "Common Stock") and (ii) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share (the "Preferred Stock"), of which 100,000 shares are Preferred Stock, Class A, 10,000 shares Preferred Stock, Class B and 3,200 shares are Preferred Stock, Class C. 4,886,800 shares of Preferred Stock shall be undesignated.

                           The Preferred Stock, Class A shall have such voting
                  powers, designations, preferences and other rights, qualifications, limitations and restrictions as designated by the Board of Directors from time



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                  to time. The Preferred Stock, Class C shall have such voting powers, designations, preferences and other rights, qualifications, limitations and restrictions as designated by the Board of Directors from time to time. The Preferred Stock, Class B shall have the following voting powers, designations, preferences and other rights, qualifications, limitations and restrictions:"

                  RESOLVED FURTHER, that Section 4(e)(1) of this Corporation's Certificate of Incorporation be amended in its entirety to read in full as follows:

                           "(1) Conversion to Common Stock at Option of Holder.
                  The holders of shares of Preferred Stock, Class B shall have the right at their option, to convert each share of Preferred Stock, Class B into shares of Common Stock of the Corporation ("Shares") at any time after the later to occur of (i) December 27, 1997 or (ii) the date on which the Corporation, or holders of Shares, first sells Shares in an initial public offering registered under the Securities Act of 1933 (the "IPO") and lists the Shares on a United States national securities exchange or for quotation on the National Association of Securities Dealers NASDAQ quotation system (the "listing"), by giving notice to the Corporation (which may be by facsimile) at the principal executive office of the Corporation at 22895 Eastpark Drive, Yorba Linda, California 92887, Attention: President (a "Conversion Notice") and surrendering the certificates therefor in accordance with
                  Section 4(e)(9). The date of receipt by the Corporation of such notice shall be referred to herein as the "Conversion Date." The Corporation shall send a notice to the holders of the Preferred Stock, Class B that the Corporation proposes to list the Common Stock not less than 10 nor more than 60 days prior to the date of listing.

                           For purposes of this Restated Certificate of
                  Incorporation, the term Business Day shall mean any day that is not Saturday, Sunday or a national holiday."

                  RESOLVED FURTHER, that the following new sections shall be added immediately following Section 4(g)(3) of this Corporation's Certificate of Incorporation which shall read in full as follows:

                           "(4) On the date of any redemption being made
                  pursuant to Section 4(g), the Corporation shall deposit for the benefit of the holders of shares of Preferred Stock, Class B to be redeemed the



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                  funds necessary for such redemption with a bank or trust
                  company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $100,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts, and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Preferred Stock, Class B to be redeemed shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds deposited pursuant to this Section 4(g)(4) shall be paid from time to time to the Corporation for its own account.

                           (5) Upon the deposit of funds pursuant to Section
                  4(g)(4) in respect of shares of Preferred Stock, Class B to be redeemed pursuant to Section 4(g), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of the redemption
                  (i) the shares of Preferred Stock, Class B represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of Preferred Stock, Class B to be redeemed shall cease and terminate, excepting only the right to receive the redemption price therefor. In the event the Corporation shall default in the payment of the redemption price, the shares of Preferred Stock, Class B that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Preferred Stock, Class B until such time as such default shall have been waived by holders of at least a majority of outstanding shares of Preferred Stock, Class B."

                  RESOLVED FURTHER, that a new section be added immediately following Section 4(o) of this Corporation's Certificate of Incorporation which shall read in full as follows:

                           "(p) Reacquired Shares. No share of Preferred Stock,
                  Class B acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue."

                  RESOLVED FURTHER, that a new section be added immediately following Section 11 of this Corporation's Certificate of Incorporation which shall read in full as follows:


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                           "12. Upon the consummation of the IPO and the
                  conversion or redemption of all shares of Preferred Stock, Class A, Preferred Stock, Class B and Preferred Stock, Class C then outstanding:

                                (a) The Corporation's Certificate of
                  Incorporation shall be amended in its entirety to read in full as follows:

                                   'ARTICLE 1

                           The name of this corporation is Steri-Oss, Inc.

                                    ARTICLE 2

                           The address of the registered office of the
                  corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3

                           The nature of the business or purposes to be
                  conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                    ARTICLE 4

                           The corporation is authorized to issue two classes of
                  stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Forty Million (40,000,000) shares, of which Thirty-Five Million (35,000,000) shares shall be Common Stock, par value $.0001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.0001 per share.

                  A.       Rights, Preferences and Restrictions of Preferred
                           Stock

                           The Preferred Stock authorized by this Certificate of
                  Incorporation may be issued from time to time in one or more series without further stockholder approval. The Board of Directors of the corporation is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, preferences, privileges and restrictions of any

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                  such series may be subordinated to, pari passu with
                  (including, without limitation, inclusion in provisions with respect to dividend rights and liquidation preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  B.       Common Stock

                           1. Issuance of Common Stock. The Board of Directors
                  is hereby authorized to cause shares of Common Stock to be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, or by way of stock split pro rata to the holders of Common Stock. The Board of Directors may also determine the proportion of the proceeds received from the sale of such stock which shall be credited upon the books of the corporation to capital or capital surplus. Each share of Common Stock shall be equal in all respects to every other share of Common Stock. No holder of shares of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property services or otherwise.

                           2. Dividends. Subject to the preferential rights, if
                  any, of any present or future series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, out of the assets of the corporation legally available therefor, dividends payable either in cash, in property or in shares of Common Stock or other securities of the corporation.

                           3. Voting Rights. At every annual or special meeting
                  of stockholders of the corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his or her name on the books of the corporation.

                           4. Liquidation, Dissolution or Winding Up. In the
                  event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of the preferential

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                  amounts, if any, to which the holders of any present of future series of Preferred Stock may be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive all remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each such holder.

                                    ARTICLE 5

                           The business and affairs of the corporation shall be
                  managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  A.       Number of Directors

                           The number of directors of the corporation (exclusive
                  of directors, if any, to be elected by the holders of one or more series of Preferred Stock of the corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum.

                  B.       Classes

                           Subject to the rights, if any, of any series of
                  Preferred Stock then outstanding, the directors shall be divided into three classes, designated Class I, Class II and Class III, respectively. The number of directors in each class shall be as nearly equal as possible. The term of office of each director shall expire on the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that the term of directors first elected to Class I shall expire at the 1998 annual meeting of stockholders, the term of directors first elected to Class II shall expire at the 1999 annual meeting of stockholders and the term of directors first elected to Class III shall expire at the 2000 annual meeting of stockholders. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.

                           At each annual election, directors chosen to succeed
                  those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of

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                  directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order to ensure that the number of directors in each class is as nearly equal as possible.

                           Notwithstanding the rule that the three classes shall
                  be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or until his earlier death, resignation, disqualification or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

                  C.       Vacancies

                           Subject to the rights, if any, of the holders of any
                  series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

                  D.       Removal

                           Any director or the entire Board of Directors may be
                  removed only for cause and only by the vote of the holders of two-thirds (2/3) of the voting securities of the corporation then entitled to vote at an election of directors.

                  E.       Elections

                           Elections of directors need not be by written ballot
                  unless the Bylaws of the corporation shall otherwise provide.

                                    ARTICLE 6

                           The corporation is to have perpetual existence.


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                                    ARTICLE 7

                           Nominations of persons for election to the Board of
                  Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Article 7. Such nomination, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or
                  (ii) the day on which such public disclosure was made.

                           A stockholder's notice to the Secretary shall set
                  forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholders notice, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or


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                  persons) pursuant to which the nomination or nominations are to be made by the stockholder.

                           Subject to the rights, if any, of the holders of any
                  series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
                  Article 7. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article 7 and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.



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                                    ARTICLE 8

                           At an annual meeting of stockholders, only such
                  business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (ii) by a stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Article 8, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Article 8. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

                           A stockholder's notice to the Secretary shall set
                  forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,
                  (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding the foregoing, nothing in this Article 8 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

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                           The chairman of the meeting shall, if the facts
                  warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the procedures prescribed by this Article 8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this
                  Article 8.

                                    ARTICLE 9

                           Any action required or permitted to be taken at any
                  annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                                   ARTICLE 10

                           Except as otherwise required by law, special meetings
                  of the stockholders of the corporation, for any purpose or purposes, may be called only by the Chairman of the Board on his or her own initiative or by the Chief Executive Officer on his or her own initiative, and shall be called by the Chairman of the Board, Chief Executive Officer or Secretary at the request in writing of a majority of the entire Board of Directors or at the request in writing of stockholders owning not less than fifty percent (50%) of the entire voting stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting.

                                   ARTICLE 11

                           The Board of Directors is expressly authorized to
                  adopt, amend or repeal the Bylaws of the corporation. Any Bylaws made by the directors under the powers conferred hereby may be amended or repealed by the stockholders; provided, however, that notwithstanding the foregoing or anything else contained in this Certificate of Incorporation to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no Bylaw provision inconsistent with Bylaw provisions adopted by the Board of Directors shall be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all outstanding shares of capital stock of the corporation then entitled to vote generally in the election of directors voting together as a single class.

                                   ARTICLE 12

                           The Board of Directors, each committee of the Board
                  of Directors and each individual director, in discharging their respective duties under applicable law and this Certificate of Incorporation and in determining what they each believe to be in the best interests of the corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the corporation, the Board of Directors or any committee of the Board of Directors on the interests of (i) the employees, franchises, associates, customers, suppliers and/or creditors of the corporation and its subsidiaries and
                  (ii) the communities in which the corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances (including the possibility that the interests of the corporation may best be served by the continued independence of the corporation); provided, however, that the provisions of this Article 12 shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the corporation or its stockholders directly; and provided further, that this
                  Article 12 shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

                                   ARTICLE 13

                           A director of the corporation shall not be personally
                  liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article 13 shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE 14

                           To the fullest extent permitted by applicable law,
                  the corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors and officers (and any other person to which Delaware law permits the corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others. Any repeal or modification of any of the foregoing provisions of this Article 14 shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE 15

                           Notwithstanding any other provision of this
                  Certificate of Incorporation or the Bylaws of the corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the Bylaws), the provisions set forth in this Article 15 and in Articles 5, 7, 8, 9, 10 and 11 hereof may not be repealed, altered or amended in any respect, unless such action is approved by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Subject to the limitations set forth in this Article 15 and otherwise in this Certificate of Incorporation, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.'

                                    (b) The Board of Directors of this
                  Corporation shall be, and it hereby is, expressly authorized to take such additional actions, including the filing of a Restated Certificate of Incorporation setting forth the provisions described in Section 12(a) above with the Secretary of State of Delaware, to effect the amendment of the Certificate of Incorporation of this Corporation in the manner specified in this Section 12."

                  RESOLVED FURTHER, that the officers of this Corporation be, and they hereby are, authorized to take such additional actions, including the filing of any certificates or other instruments required by applicable law, to effect the amendment of the Certificate of Incorporation of this Corporation in the manner specified above.

         4. Following the adoption of the resolutions referenced above by the Corporation's Board of Directors, such resolutions were approved by the Stockholders of the Corporation entitled to vote thereon by unanimous written consent in accordance with Section 228 of the Delaware General Corporation Law.

         5. The amendment described above was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Certificate to be signed by Kenneth A. Darienzo, its President, and attested by Bruce D. Nye, its Secretary, this ____ day of August 1997.

                                           S-O ACQUISITION CORP.



                                           By:
                                              ----------------------------------
                                              Kenneth A. Darienzo
                                              Chief Executive Officer

ATTEST:
                                           By:
                                              ----------------------------------
                                              Bruce D. Nye
                                              Secretary

         Kenneth A. Darienzo and Bruce D. Nye declare under penalty of perjury that they have read the foregoing instrument and know the contents thereof, and that the same is true of their own knowledge and constitutes an authorized act of the Company.

         Executed at Yorba Linda, California, on August __, 1997.



                                              ----------------------------------
                                              Kenneth A. Darienzo



                                              ----------------------------------
                                              Bruce D. Nye